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                                     [LETTERHEAD]

                                    July 11, 1997

Mr. James J. Lynn
5435 Wedgewood Drive
Shorewood, MN 55331

Dear Jim:

    The Board of Directors and Management of In Home Health, Inc. appreciate your valuable contributions to the company over the last year.

    The Employment Agreement dated October 24, 1995 between you and In Home Health, Inc. is hereby extended for a term of one year and shall continue until October 24, 1998, unless earlier terminated as provided therein.

    If the foregoing reflects our mutual understanding, please sign the enclosed copy of this letter in the space provided.

    Please contact me if you have any questions.

                             Sincerely,
                             IN HOME HEALTH, INC.


                             /s/ Joseph R. Buckley

                             Joseph R. Buckley
                             Director

Agreed and Accepted

/s/ James J. Lynn
-------------------------
James J. Lynn



cc: Wolfgang von Maack

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                                 EMPLOYMENT AGREEMENT

    EMPLOYMENT AGREEMENT dated as of October 24, 1995, by and between IN HOME HEALTH, INC., a Minnesota corporation (the "Company"), and JAMES J. LYNN (the "Employee").

                                   R E C I T A L S

    A. The Employee has been employed and has made a unique contribution to the business of the Company.

    B. The Board of Directors of the Company believes that the continued services of Employee would be of great value to the Company and is desirous of retaining his services as contemplated hereby.

    C. The Employee desires to accept employment by the Company and to render services to the Company, on the terms and subject to the conditions provided in this Agreement.

                                  A G R E E M E N T:

    1. EMPLOYMENT. The Company hereby agrees to employ and retain the Employee, and the Employee agrees to be employed and retained by the Company, to render services to the Company for the period, at the rate of compensation and upon the other terms and conditions set forth herein. The Employee shall devote his best efforts to his employment by the Company.

    2. TERM. The term of the Employee's employment under this Agreement (the "Employment Term") shall commence on the date hereof (the "Commencement Date"), which is the date of consummation of the purchase by Manor Healthcare Corp., a Delaware corporation (the "Purchaser"), of securities of the Company pursuant to the terms and conditions of the Securities Purchase and Sale Agreement dated as of May 2, 1995 by and between the Company and the Purchaser (the "Securities Purchase and Sale Agreement") and shall continue until the second anniversary of the date hereof (such date being referred to herein as the "Expiration Date"), unless earlier terminated as provided herein.

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    3.   DUTIES.

         The Employee shall serve the Company by providing certain human resource/training services and by performing such other duties consistent therewith. Employee shall provide sixty (60) to eighty (80) hours of such services each month. Upon termination of the Employee's employment under this Agreement or the expiration of this Agreement, the Employee shall immediately submit his resignation from the Board of Directors (if he is then serving thereon).

    4.   COMPENSATION AND REIMBURSEMENT OF EXPENSES.

         (a) SALARY. For services rendered by the Employee under this Agreement, the Company shall pay to the Employee as compensation during the Employment Term a salary (the "Salary") at the rate of ninety thousand dollars ($90,000) per annum. The Salary shall be payable in regular monthly installments, with the first of such payments made on the Commencement Date. The Employee will also be eligible to receive annual bonuses based on the Company revenues up to a maximum amount equal to fifty (50) percent of the Employee's salary.

         (b)  Intentionally deleted.

         (c) STOCK OPTION. Upon the execution of this Agreement, the Employee shall be granted options (the "OPTIONS") to purchase 50,000 shares of Common Stock under an amendment to the Company's 1995 Stock Option Plan approved by the Company's stockholders (as so amended, the "1995 PLAN") which options (i) will have an exercise price equal to the fair market value of the Common Stock on the date of grant, (ii) will be immediately vested upon the grant thereof, (iii) will be exercisable immediately and (iv) will have a term of ten years from the date of grant and will expire on the tenth anniversary of the date of grant; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Options shall expire within three months after the termination of the Employee's employment on the terms and as provided in the 1995 Plan.

         (d) REIMBURSEMENT OF EXPENSES. Consistent with established policies of the Company as in effect from time to time, the Company shall pay or reimburse the Employee for all reasonable travel, hotel, entertainment and other business expenses incurred by the Employee in performing his obligations under this Agreement.

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    5.   BENEFITS.

         (a) BENEFITS PLANS. The Employee shall also be entitled to participate, on a basis comparable to other key exempt employees of the Company, in any benefit plan or program of the Company for which exempt employees are or shall become eligible, including, without limitation, pension, 401(k), life and disability insurance and stock benefits and/or plans, subject, in the case of tax-qualified benefit plans and programs, to restrictions under applicable law. The Employee shall be entitled, at his own expense, to continue his participation in any group insurance plans after the termination of his employment with the Company, to the extent required or permitted under applicable law.

         (b)  Intentionally deleted.

         (c) NO REDUCTION. There shall be no material reduction or diminution of the benefits provided in this Section 5 (i) unless the Employee shall have given his prior written consent to such reduction or diminution and an equitable arrangement (embodied in an ongoing substitute or alternative benefit or plan) has been made with respect to such benefit or plan or (ii) except, in the case of Section 5(a), for across-the-board benefit reductions similarly affecting all key exempt employees of the Company.

    6.   BENEFITS PAYABLE UPON DISABILITY.

         (a) DISABILITY BENEFITS. Subject to Section 7(b) hereof, during any period of Disability (as hereinafter defined) occurring during the Employment Term, the Company shall continue to pay to the Employee the compensation provided in Section 4 hereof and extend to him the benefits provided in Sections 4 and 5 hereof; it being understood that if disability benefits are provided under any disability policy maintained by the Company, payments under such policy shall be credited against such obligations of the Company. As used in this Agreement, the term "Disability" shall mean the material inability of the Employee to render his agreed-upon services to the Company due to physical and/or mental infirmity.

         (b) SERVICES DURING DISABILITY. During the Employment Term, notwithstanding any Disability, the Employee shall, to the extent that he is physically and mentally able to do so, furnish information and assistance to the Company, and, upon the reasonable request in writing on behalf of the Board,

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from time to time, he shall make himself available to the Company to undertake reasonable assignments consistent with his current position with the Company and his physical and mental health.

    7. EARLY TERMINATION. This Agreement is subject to termination prior to the termination prior to the Expiration Date, as follows:

         (a) DEATH OF THE EMPLOYEE. If the Employee dies, this Agreement shall terminate effective as of the date of the Employee's death, and thereupon the Employee's estate shall be entitled solely to the payments and benefits set forth in Section 8(b) hereof.

         (b) DISABILITY. If the Employee has been unable to perform his obligations hereunder for four consecutive months, or for at least 120 days during any calendar year, due to Disability, the Company shall thereafter have the right to terminate the Employee's employment hereunder upon at least 30 days' prior written notice to the Employee of the effective date of such termination, and thereupon the Employee shall be entitled solely to the payments and benefits set forth in Section 8(b) hereof.

         (c) TERMINATION BY THE COMPANY FOR CAUSE. The company shall have the right to terminate the Employee's employment hereunder for Cause (as hereinafter defined), and thereupon the Employee shall be entitled solely to the payments and benefits set forth in Section 8(a) hereof. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) the Employee's material breach of this Agreement, which breach shall have continued for 30 days after written notice by the Company to the Employee detailing the nature of such breach, (ii) the Employee's conviction for any felony or misdemeanor related to his acts or omissions as an employee of the Company, or (iii) the Employee's commission of any material act of dishonesty, fraud or deceit or any violation of obligations under Section 12 or 13 below. Written notice of the Employee's termination for Cause shall have been delivered to the Employee with a copy of a resolution duly adopted by the affirmative vote of a majority of the members of the Board finding that, in the good faith opinion of the Board, the Employee conducted himself in a manner as set forth above in this Section 7(c) and specifying the particulars thereof.

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         (d)  RESIGNATION OR RETIREMENT. If the Employee resigns or retires voluntarily ("Voluntary Resignation/Retirement"), this Agreement shall terminate as of the date of the Employee's resignation or retirement, and thereupon the Employee shall be entitled solely to the payments and benefits set forth in Section 8(a). Notwithstanding the foregoing, if such resignation or retirement is due to the material diminution of Employee's duties as set forth in this Agreement ("Involuntary Resignation/Retirement"), Employee shall then be entitled to the payments and benefits set forth in Section 8(b).

         (e) TERMINATION FOR OTHER THAN CAUSE. The Company may terminate Employee for any reasons, at any time, upon written notice of such intention to terminate, but if not for Cause as stated in (c) above, Employee will be entitled to the payments and benefits set forth in Section 8(b).

    8.   EFFECT OF EARLY TERMINATION.

         (a) CAUSE OR VOLUNTARY RESIGNATION/RETIREMENT. Upon the early termination of this Agreement by the Company for Cause or upon the Voluntary Resignation/Retirement, the Company shall pay to the Employee (i) his Salary accrued through the effective date of termination, payable at the time such payment is otherwise due and payable hereunder, and (ii) all other vested amounts and benefits to which the Employee is entitled, including, without imitation, vacation pay and expense reimbursement amounts accrued to the effective date of termination and amounts and benefits owing under the terms of any benefit plan of the Company in which the Employee participates, and the Company and the Employee shall have no further obligation to each other under this Agreement except as otherwise provided herein.

         (b) OTHER TERMINATION. Upon the early termination of this Agreement pursuant to Section 7(a), 7(b), 7(e), or the Involuntary Resignation/Retirement of Employee, Employee will be entitled to the payments and benefits due for the remaining term of this Agreement as set forth in Sections 4 and 5, above.

    9. ASSISTANCE IN LITIGATION. During the Employment Term, the Employee shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it is, or may become, a party.

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    10.  FEDERAL INCOME TAX WITHHOLDING. The Company shall withhold from any benefits payable pursuant to this Agreement such Federal, State, City or other taxes as may be required to be withheld pursuant to any law or governmental regulations or ruling.

    11. EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto respecting the Employee's employment by the Company and supersedes any prior employment agreement or arrangement between the Company and the Employee.

    12. NON-SOLICITATION AGREEMENT. The Employee covenants and agrees that while employed by the Company and for a period of one year immediately following the effective date of any employment termination, the Employee will not in any way, directly or indirectly, on the Employee's own behalf or on behalf of or in conjunction with any other person, partnership, firm or corporation, solicit, divert, take away, or attempt to take away any person, partnership, firm or corporation (or the business or patronage) that has been a customer of the Company or any of its affiliated entities. The Employee further agrees that, for such period, the Employee will not in any way, directly or indirectly, on the Employee's own behalf or on behalf of or in conjunction with any person, partnership, firm or corporation, solicit, entice, hire, employ or endeavor to employ any employee of the Company or any of its affiliated entities.

    13. CONFIDENTIAL INFORMATION. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, which shall have been obtained by the Employee during or by reason of his employment by the Company and which shall not be public knowledge. During and after the end of the Employment Term, the Employee shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it, except that, while employed by the Company in the business of and for the benefit of the Company, the Employee may provide confidential information as appropriate to attorneys, accountants, banks, or other persons or entities engaged in business with the Company from time to time.

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    14.  GENERAL PROVISIONS.

         (a) NONASSIGNABILITY. Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee, his beneficiaries, or legal representatives without the Company's prior written consent.

         (b) BINDING AGREEMENT. This Agreement shall be binding upon, and inure to the benefit of, the Employee and the Company and their respective heirs, executor, administrators, successors and permitted assigns.

         (c) AMENDMENT OF AGREEMENT. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (d) WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel against the enforcement of any provision of this Agreement, except by writing instrument of the party charged with such waiver or estoppel.

         (e) SEVERABILITY. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not effect any other provision of this Agreement not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.

         (f) NOTICES. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, addressed to James J. Lynn, 5435 Wedgewood Drive, Shorewood, MN 55331; if to the Company, addressed to In Home Health, Inc., Carlson Center, Suite 550, 601 Lakeshore Parkway, Minnetonka, Minnesota 55305-5214 and directed to the attention of the Board with a copy to the Secretary of the Company; or to such other address as either party any have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         (g) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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         (h)  INDULGENCES, ETC. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

         (i) HEADINGS. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         (j) GOVERNING LAW. This Agreement is governed by the laws of the State of Minnesota, and its validity, interpretation, performance, and enforcement shall be governed by the laws of the said State.

    15. USE OF MATERIALS. Employee for himself and Lynn & Associates hereby agrees that the Company shall have the perpetual and unrestricted right to use, modify and copy any and all materials, including copyrighted materials, heretofore or hereafter prepared by Employee or Lynn & Associates for use by the Company. The Company shall not be obligated to pay any royalty or other compensation to exercise the rights referred to in this Section. The Company's rights under this Section shall survive the termination of this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has signed this Agreement, all as of the day and year first above written.

EMPLOYEE                                         IN HOME HEALTH, INC.



   /s/ James J. Lynn                        By:    /s/ Kenneth J. Figge
-------------------------                       --------------------------
      James J. Lynn
                                            Its:   EVP/CFO
                                                --------------------------


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